Exhibit 4.2

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 20, 2024 by and among MDX HEALTH, INC., a Delaware corporation (the “Borrower”), MDXHEALTH SA, a limited liability company organized under the laws of Belgium, having its statutory seat at Rue d’Abhooz 31, 4040 Herstal, Belgium and registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under company number 0479.292.440 RLP Liège, division Liège (“Parent”), ORC SPV LLC and ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP (collectively, “OrbiMed”), as Lenders, and ORC SPV LLC, as administrative agent for the Lenders (together with its Affiliates, successors, transferees and assignees, the “Administrative Agent”).

WHEREAS, the Borrower, Parent, OrbiMed and the Administrative Agent entered into a Credit Agreement, dated as of May 1, 2024, as amended by that certain First Amendment to Credit Agreement, dated as of July 30, 2024 (the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by the Parent or the applicable Subsidiary and the Lenders and acknowledged by the Administrative Agent;

WHEREAS, OrbiMed comprises all Lenders under the Credit Agreement; and

WHEREAS, Parent, the Borrower and the Lenders desire to amend certain provisions of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments to Section 1.1.

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms therein in the proper alphabetical order:

“First Delayed Draw Consent Fee” is defined in Section 3.12(b).

“Second Amendment” means the Second Amendment to the Agreement, dated as of August 20, 2024, among Parent, the Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Consent Fee” is defined in Section 3.12(a).

“Second Delayed Draw Consent Fee” is defined in Section 3.12(c).

(b) The definition of “First Delayed Draw Closing Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“First Delayed Draw Closing Date” means the date of the making of the First Delayed Draw Loan hereunder, which shall not in any event be (i) earlier than March 1, 2025 or (ii) later than March 31, 2025.

(c) The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting “the Second Amendment,” immediately after the phrase “the First Amendment,”.

3. Amendments to Article III. Article III of the Credit Agreement is hereby amended by inserting the following new Section at the end of such Article:

“SECTION 3.12. Consent Fee. The Borrower agrees that:

(a) On or prior to October 1, 2024, the Borrower shall pay a consent fee in an aggregate amount of [***] (the “Second Amendment Consent Fee”), to be paid ratably to each Lender for its own account in accordance with its respective Commitments. Such fee shall be fully earned and nonrefundable under any circumstances and in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.

(b) On or prior to the First Delayed Draw Closing Date, the Borrower shall pay a consent fee in an amount equal to [***] of the First Delayed Draw Commitment Amount (the “First Delayed Draw Consent Fee”), to be paid ratably to each Lender for its own account in accordance with its respective Commitments; provided that, if the First Delayed Draw Closing Date does not occur, the First Delayed Draw Consent Fee shall be due and payable upon the Termination Date. Such fee shall be fully earned and nonrefundable under any circumstances and in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.

(c) On or prior to the Second Delayed Draw Closing Date, the Borrower shall pay a consent fee in an amount equal to [***] of the Second Delayed Draw Commitment Amount (the “Second Delayed Draw Consent Fee”), to be paid ratably to each Lender for its own account in accordance with its respective Commitments; provided that, if the Second Delayed Draw Closing Date does not occur, the Second Delayed Draw Consent Fee shall be due and payable upon the Termination Date. Such fee shall be fully earned and nonrefundable under any circumstances and in addition to, and not creditable against, any other fee, cost or expense payable under the Investment Documents.”

4. Amendment to Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by replacing the phrase “and 5.20” in the second sentence thereof with the phrase “, 5.20 and 5.23”.

5. Amendments to Article V. Article V of the Credit Agreement is hereby amended by inserting the following new Section at the end of such Article:

“SECTION 5.23 Liquidity. Solely as a condition to the First Delayed Draw Closing Date, the Lenders shall be satisfied that Liquidity as of such date is at least [***]. The Liquidity required under this Section 5.23 shall be held in one or more Controlled Accounts located in the United States as required pursuant and subject to Section 7.12(a) hereof.”

6. Amendment to Section 8.4. Section 8.4 of the Credit Agreement is hereby amended and restated as follows:

“(a) (i) From the Closing Date until December 31, 2024, the Liquidity shall not at any time be less than [***] and (ii) from January 1, 2025 until the date of full payment of the 2025 Earn-Out Amount, the Liquidity shall not as of the last day of any month be less than [***]; provided, that at all times other than the last day of any such month, the Liquidity shall not be less than [***], (b) from and after the date of full payment of the 2025 Earn-Out Amount until the date of the full payment of the Earn-Out Consideration, the Liquidity shall not at any time be less than [***] and (c) from and after the date of full payment of the Earn-Out Consideration, the Liquidity shall not at any time be less than [***]. The Liquidity required under this Section 8.4 shall be held in one or more Controlled Accounts located in the United States as required pursuant and subject to Section 7.12(a) hereof.”

7. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by OrbiMed, the Administrative Agent, Parent and the Borrower of a counterpart signature of the other to this Amendment duly executed and delivered by each of OrbiMed, the Administrative Agent, Parent and the Borrower.

8. Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent and the Lenders (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Administrative Agent and the Lenders) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

9. Representations and Warranties. Each of Parent and the Borrower represents and warrants to the Lenders, as of the effective date of this Amendment, as follows:

(a) The representations and warranties of Parent, the Borrower and the other Subsidiaries contained in the Credit Agreement or any other Loan Document are true and correct in all material respects as of the date hereof (except (i) with respect to representations and warranties expressly made as of an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (ii) if any such representation or warranty contains any materiality qualifier, such representation or warranty is true and correct in all respects).

(b) No Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the effectiveness of this Amendment.

10. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent and the Lenders under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

11. Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THE RELEASING PARTIES:

(a) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.

(b) FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c) IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OR WITHDRAWAL OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d) COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e) REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f) ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

12. Counterparts; Governing Law. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MDXHEALTH, INC. as the Borrower

By:	/s/ Michael K. McGarrity
Name:	Michael K. McGarrity
Title:	CEO

MDXHEALTH SA as Parent

By:	/s/ Michael K. McGarrity
Name:	Michael K. McGarrity
Title:	CEO

Signature Page to Second Amendment to Credit Agreement

ORC SPV LLC
as a Lender

By:	OrbiMed Royalty & Credit Opportunities IV, LP,
its Member

By:	OrbiMed ROF IV LLC,
its General Partner

By:	OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP
as a Lender

By:	OrbiMed ROF IV LLC,
its General Partner

OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

Signature Page to Second Amendment to Credit Agreement

ACKNOWLEDGED BY:

ORC SPV LLC
as the Administrative Agent

By:	OrbiMed Royalty & Credit Opportunities IV, LP,
its Member

By:	OrbiMed ROF IV LLC,
its General Partner

By:	OrbiMed Advisors, LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

Signature Page to Second Amendment to Credit Agreement